                                                                EXHIBIT 10(HH)


                                SECOND AMENDMENT
                               TO THE ROHR, INC.,
                            1995 STOCK INCENTIVE PLAN

         Pursuant to the provisions of Section 9, the 1995 Stock Incentive Plan is hereby amended as follows:

1.       Paragraph 9 is hereby amended to read in full as follows:

         "The Board or the Executive Compensation and Development Committee (the "Committees) may alter, amend, suspend or terminate the Plan at any time and in any manner subject to the following limitations: (a) no such action of the Board or the Committee, unless taken with the approval of the shareholders of the Company, may (i) increase the maximum number of shares that may be made subject to sale or issuance or may be sold or issued under the Plan, (ii) alter the class of persons eligible to participate in the Plan, (iii) change the exercise price of or replace any Stock Option granted hereunder or under any other Company stock incentive plan where the purpose of such replacement is to reduce the per share exercise or purchase price of such award (other than any adjustment provided in Section 3), or (iv) grant a Stock Option with an exercise price less than 100 percent of the Fair Market Value of the underlying Common Stock on the date the Committee approves such option; and (b) no such amendment or termination shall deprive the recipient of any Award theretofore granted under this Plan, without the consent of such recipient, of any of his or her rights thereunder or with respect thereto.

                  However, the Board or the Committee may in its discretion determine, with respect to any other amendments of the Plan, that such amendments shall only become effective upon approval by the stockholders of the Company, if the Board or the Committee determines that such stockholder approval may be advisable, such as for the purpose of obtaining or retaining any statutory or regulatory benefits under securities or tax or other laws, or of satisfying any applicable stock exchange listing requirements."

2.       In all other respects, the Plan is hereby ratified and confirmed.

         IN WITNESS WHEREOF, Rohr, Inc., has caused its duly authorized officer to execute this Amendment on the 13th day of September 1996.

                                             ROHR, INC.



                                             By: /s/  R.W. Madsen
                                                 ------------------
                                                 R.W. Madsen
                                                 Vice President, General Counsel
                                                 and Secretary